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                                                                    EXHIBIT 21.1

                              KENNEDY-WILSON, INC.

                              LIST OF SUBSIDIARIES

                                                              STATE OR OTHER
                                                              JURISDICTION OF
                            NAME                               INCORPORATION
                            ----                              ---------------
11743 Kiowa Partners Corporation............................  California
301 South Fair Oaks, LLC....................................  California
453 Barrington Property Group, Inc..........................  Delaware
5900 Sepulveda Property Group, Inc..........................  California
Carriage Villas Group, Inc..................................  California
Cathedral Hill Vistas.......................................  California
Dealco One, Inc.............................................  California
Dealco Two, Inc.............................................  California
Del Mar Pasadena, LLC.......................................  California
Edinger Business Centre Group, Inc..........................  California
K-W Capital Corporation.....................................  California
K-W Del Mar Group, Inc......................................  California
K-W Hilltop, Inc............................................  California
K-W Laurelwood, Inc.........................................  California
K-W LP Investments, Inc.....................................  California
K-W Management Services, Inc................................  California
K-W Maple Partners, Inc.....................................  California
K-W Paseo Group, Inc........................................  California
K-W Paseo Heights, Inc......................................  California
K-W Paseo Heights, LLC......................................  California
K-W Portfolio Group I, Inc..................................  California
K-W Portfolio Group II, Inc.................................  California
K-W Properties..............................................  California
K-W Reno Equity, Inc........................................  California
K-W Upland Equities, Inc....................................  California
K-W Vista Del Valle, LLC....................................  California
Kennedy-Wilson International................................  California
Kennedy-Wilson International of New York, Inc...............  New York
Mutual Capital Mortgage Group...............................  California
Plaza Centre Group, Inc.....................................  California
Prestonwood Group, Inc......................................  California
Rancho Del Valle Properties, Group..........................  California
Southwood Townhomes Group, Inc..............................  California
Stonegate Group, Inc........................................  California
VDE Corona Group, Inc.......................................  California
Vista Waikoloa Group, Inc...................................  California
Westborough Court Group, Inc................................  California
Wilshire & 7th Properties, Inc..............................  California
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